Exhibit 10.2

LINKBANCORP, INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

Section 1 — PURPOSE

LINKBANCORP, Inc. (the “Company”) hereby establishes this 2022 Employee Stock Purchase Plan (the “Plan”) for the benefit of its employees, employees of The Gratz Bank and the employees of Subsidiaries which the Board allows to participate, as set forth below.

The purpose of the Plan is to provide employees with an opportunity to participate in the growth of the Company and to further align the interests of the employees with the interests of the Company through the purchase of shares of the Company’s common stock. The Plan is intended to be an employee stock purchase plan under Section 423 of the Code.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Change of Control” of the Company shall mean means any of the following:

(a) A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of The Gratz Bank or the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

(b) A change in the effective control of The Gratz Bank or the Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of The Gratz Bank or the Company possessing 30% or more of the total voting power of the stock of The Gratz Bank or the Company, or (ii) a majority of the members of The Gratz Bank’s or the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of The Gratz Bank’s or the Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of The Gratz Bank or the Company is another corporation.

(c) A change in a substantial portion of The Gratz Bank’s or the Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from The Gratz Bank or the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of The Gratz Bank or the Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

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2.3 “Common Stock” or “Stock” means the Company’s common stock, par value $0.01.

2.4 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.5 “Committee” means the Board or the Compensation Committee of the Board.

2.6 “Eligible Employee” means any employee of the Company, The Gratz Bank or any Subsidiaries which is made eligible to participate herein, who is eligible to participate in an Offering Period in accordance with Section 3.1.

2.7 “Fair Market Value” means as of any date, the value of a share of Stock determined as follows:

(a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ Stock Market, LLC, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Stock is quoted on The NASDAQ Stock Market, LLC or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of such markets for the Stock, the Fair Market Value shall be the average of the last reported “bid” and “ask” prices each day over the ten trading days preceding the relevant date, as reported by the applicable customary reporting service or market (including the Over-the-Counter Bulletin Board) or determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant.

2.8 “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

2.9 “Offering Date” means each January 1, April 1, July 1 and October 1 after the Effective Date during which time the Plan is in effect unless different dates are selected by the Committee for an Offering Period to commence.

2.10 “Offering Period” means the period beginning on an Offering Date and ending on a Purchase Date as set by the Committee pursuant to Section 5.1 during which Eligible Employees may set aside funds via payroll deductions to purchase Common Stock under the Plan.

2.11 “Participant” means an Eligible Employee who has elected to participate in the Plan and who has not ceased participation herein, or who has not declined participation under any auto-enrollment feature adopted by the Committee for an Offering Period.

2.12 “Purchase Date” means each March 31, June 30, September 30 and December 31 immediately following an Offering Date, as applicable, unless different dates are selected by the Committee for a Purchase Date, and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

2.13 “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

2.14 “Subsidiaries” means any “parent company” or “subsidiary company” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

Section 3 — ELIGIBILITY AND PARTICIPATION

3.1 Initial Eligibility. Employees of the Company, The Gratz Bank or, as the Committee may designate, Employees of a Subsidiary are eligible to participate in the Plan subject to the following: except as provided in Section 3.2, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Subsidiaries, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event shall the required period of continuous employment be greater than two years. In addition, the Committee may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Subsidiaries is for more than twenty (20) hours per week and/or for more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code. For purposes of this Plan and Section 3.1, unless the Committee determines otherwise, prior employment with a corporation or financial institution that was merged with the Company and/or The Gratz Bank will count as employment with the Company and/or The Gratz Bank for purposes of this Plan provided that such employee became an employee of the Company and/or The Gratz Bank on the date of such merger.

3.2 Limitation on Eligibility. Notwithstanding Section 3.1, no Eligible Employee may participate in the Plan for an Offering Period if, upon the employee’s purchase of the largest amount of shares available to him or her for purchase during the Offering Period, the employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining stock ownership for any employee). In addition, the Committee may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

Section 4 — SHARES AVAILABLE UNDER THE PLAN

4.1 Shares Available. Subject to adjustments pursuant to Section 4.3, the maximum number of shares of Common Stock that may be purchased under the Plan is 475,000.

4.2 Source of Shares. Shares of Common Stock issued under the Plan may be issued from authorized and unissued Common Stock or from any other proper source.

4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan (both in the aggregate or under individual limits), and in the number and kind of or price of share subject to outstanding Purchase Rights; provided that the number of shares subject to any Purchase Right shall always be a whole number. Any adjustment shall be made in such a manner so as not to constitute a “modification” within the meaning of Code Section 424(h). If the Company shall at any time merge or consolidate with or into another corporation or association, each Participant will thereafter receive, upon the Purchase Date, the securities or property to which a holder of the number of shares of Stock then deliverable would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property deliverable at any subsequent Purchase Date. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 5 — STOCK PURCHASES UNDER THE PLAN

5.1 Offering Periods. The Committee shall, from time to time in its discretion, designate Offering Periods during which all Eligible Employees may elect to purchase Stock under the Plan, provided that no Offering Period shall have a duration of longer than 27 months.

5.2 Offering Terms. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, but shall comply with the requirement of Section 423(b)(5) of the Code that all Eligible Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but must be consistent with the terms of the Plan. The Committee may designate a maximum number of shares of Common Stock that may be purchased by each Eligible Employee during the Offering Period or restrict purchases by Eligible Employees to maximum dollar amount or percentage of compensation, provided that no Eligible Employee may elect to purchase Common Stock with a Fair Market Value in excess of $25,000 (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for any calendar year. During each Offering Period, each Eligible Employee may elect to purchase Common Stock in accordance with the rules set by the Committee for that Offering Period. The Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to an Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

5.3 Contributions; Payroll Deductions.

5.3.1 Eligible Employees shall accumulate funds (“Contributions”) to purchase Stock during an Offering Period by payroll deduction. An Eligible Employee shall signify his or her election to participate in the Plan for the Offering Period by completing a form (electronically or otherwise, as determined by the Committee) (the “Subscription Agreement”) within a period before the Offering Period begins as established by the Committee. Each Participant's Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company.

5.3.2 No interest shall be paid on Contributions during an Offering Period.

5.3.3 Each such Subscription Agreement shall authorize an amount of Contributions expressed as either a fixed dollar amount or percentage of the submitting Participant's earnings (as defined in each Offering) during the Offering (not to exceed any maximum that may be specified by the Committee). To the extent provided in the Offering, a Participant may thereafter revoke the election and reduce future Offering Period Contributions to zero, but may not otherwise make a change or increase Contributions until a future Offering Period begins. Subscription Agreements may carry over into future Offering Periods, or new Subscriptions shall be required for each Offering Period, as determined by the Committee.

5.3.4 During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new Subscription Agreement in order to participate in subsequent Offerings.

5.4 Purchase Price. Purchases of Common Stock under the Plan shall occur on the Purchase Date. The purchase price (the “Purchase Price”) of each share of Common Stock shall be equal to 95% of the Fair Market Value of Common Stock on the Purchase Date; however, the Committee may modify the Purchase Price upon prior notice to Participants provided that the Purchase Price may not be lower than the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first day of the Offering Period and (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

5.5 Issuance of Common Stock. The purchase of Common Stock pursuant to the Plan will be effective as of the Purchase Date and the shares of Common Stock purchased will be deemed outstanding as of such date and will be registered in book entry form on the registration books maintained by the Company’s transfer agent.

5.6 Termination of Employment of the Participant Before Purchase Date. In the event a Participant ceases to be an employee of the Company or any Subsidiaries (except in the case of transfer from one of such companies to another) for any reason prior to the end of an Offering Period, all Contributions shall be returned to the Participant or, if the Participant is deceased, to his or her spouse, or if there is no spouse or the spouse does not claim the refund, to the Participant’s estate, and no Common Stock shall be issued to such Participant or the Participant’s heirs under this Plan.

5.7 Optional Actions at a Change in Control. In the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Purchase Rights: the Committee may (i) end the Offering Period and return all Contributions to Participants, (ii) after giving Participants notice, end the Offering Period at a future date so specified in such notice, and, to the extent Participants do not elect to withdraw, issue Stock for their Contributions as of the Purchase Date established by that shortened Offering Period, or (iii) determine that outstanding Purchase Rights shall be assumed by, or replaced with comparable rights by, the surviving company, (or a parent or subsidiary of the surviving company). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

Section 6 – ADMINISTRATION

6.1 Governance. The Board or the Committee shall administer the Plan and shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(b) To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan.

(c) To construe and interpret the Plan and Purchase Rights and factual matters related thereto, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(e) To suspend or terminate the Plan at any time as provided in Section 8.

(f) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

The Board or the Committee may, without regard to whether Participant’s rights are adversely affected, change the duration of Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and establish reasonable waiting and adjustment periods and/or accounting and crediting procedures.

6.2 Board Delegation to Compensation Committee. The Board may delegate some or all of the administration of the Plan to the Compensation Committee. If administration is delegated to the Compensation Committee, the Compensation Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Compensation Committee. The Board may retain the authority to concurrently administer the Plan with the Compensation Committee and may, at any time, restore in the Board some or all of the powers previously delegated to the Compensation Committee.

6.3 Exculpation. No member of the Board or the Committee, nor any officer or employee acting on their behalf, shall be liable for actions, determinations or interpretations made in good faith with respect to the Plan. All members of the Board and the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

6.4 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Participants and their estates and beneficiaries.

Section 7 — NO ASSIGNMENT

No Participant may assign or transfer any rights under the Plan to any other person, nor delegate any duties of the Participant. Any attempted assignment or delegation by the Participant is void and shall have no effect.

Section 8 — AMENDMENT, MODIFICATION AND TERMINATION

The Board may, at any time, amend, modify or terminate the Plan without the consent of any Participant or Eligible Employee; provided, however, that the Board may not (i) increase the number of shares of Stock available for issuance hereunder without approval of the Company’s shareholders, other than in accordance with Section 4.3, and (ii) make any other changes herein to the extent shareholder approval is required by applicable law or listing requirements.

Section 9 — GENERAL PROVISIONS

9.1 Not a Contract of Employment. Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon any Eligible Employee any right to continue as an employee of the Company or any Subsidiaries.

9.2 Withholding. The Company shall be entitled to take whatever steps it deems necessary to satisfy its federal, state and local taxes withholding obligations under applicable law, if any, with respect to the Plan.

9.3 Securities Restrictions on Sale of Stock. The Committee may require Participants receiving Common Stock under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company’s shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

9.4 Restrictions on Stock Acquired Pursuant to Plan. The Committee may impose such restrictions as it deems advisable on a Participant selling, assigning, transferring or otherwise disposing of any Stock acquired hereunder, as described in the Offering.

9.5 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws rules.

9.6 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

9.7 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.8 Not a Shareholder. No person entitled to purchase Common Stock with respect to an Offering Period hereunder will have any rights as a shareholder of the Company with respect to the Common Stock to be purchased during an Offering Period until such person has become the holder of record of such shares of Common Stock on the Company’s corporate records.

9.9 Tax Report. The Company shall reflect the purchase of Stock hereunder on an informational report as required by Code Section 6039 no later than January 31 of the year following such purchase.

9.10 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

Section 10 — EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the shareholders of the Company adopt the Plan. The Plan shall begin on the Effective Date and shall continue until all Common Stock authorized for issuance under Section 4 has been issued under the Plan or until the Board terminates the Plan, if sooner.